UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 7, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, Dr. Frank Kolodziej informed First BanCorp (the "Corporation") of his resignation from his position as a director of the Corporation and its subsidiary bank, FirstBank Puerto Rico (the "Bank"), effective as of October 7, 2011. Dr. Kolodziej informed the Corporation that his resignation is not the result of any disagreement with the Corporation or the Bank on any matter relating to the Corporation's operations, policies or practices.

Item 8.01 Other Events.

On October 7, 2011, the Corporation announced the completion of its previously announced capital raise of $525 million of common stock to institutional investors. In the transaction, the Corporation issued 150 million shares of common stock at a purchase price of $3.50 per share. In addition, and simultaneous with the completion of the capital raise, the Corporation issued 32,941,797 shares of common stock to the United States Department of the Treasury upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G.

A copy of the press release announcing the aforementioned is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit - Description of Exhibit

99.1 - Press Release dated October 7, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

October 11, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 7, 2011